News release
HP Reports Third Quarter 2005 Results

Editorial Contacts: Robert Sherbin, HP +1 650 857 2381 robert.sherbin@hp.com Ryan J. Donovan, HP +1 650 857 8410 ryan.j.donovan@hp.com	• •	Net revenue of $20.8 billion, up 10% year-over-year Non-GAAP operating profit of $1.2 billion, $0.36 earnings per share
HP Media Hotline +1 866 266 7272 pr@hp.com www.hp.com/go/newsroom	•	GAAP operating profit of $913 million, $0.03 earnings per share

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com	• •	Cash flow from operations of $2.2 billion Repatriation of $14.5 billion in cash from foreign earnings announced

PALO ALTO, Calif., Aug. 16, 2005 – HP today reported financial results for its third fiscal quarter ended July 31, 2005. Third quarter net revenue increased 10% year-over-year to $20.8 billion. Non-GAAP (1) operating profit was $1.2 billion, with non-GAAP diluted earnings per share (EPS) of $0.36, up from $0.24 in the prior-year period. Non-GAAP financial information for the third quarter excludes $988 million of adjustments(1) on an after-tax basis, or $0.33 per diluted share, related primarily to a tax adjustment resulting from HP’s decision in the third quarter to repatriate, in the third and fourth quarters, $14.5 billion in cash from foreign earnings. GAAP operating profit for the third quarter was $913 million and GAAP diluted EPS was $0.03 per share, down from $0.19 in the prior-year period.

	Q3 FY05	Q3 FY04	Y/Y
Net revenue ($B)	$20.8	$18.9	10%
Non-GAAP operating margin (1)	5.7%	4.5%
GAAP operating margin	4.4%	3.5%
Non-GAAP net income (1) ($B)	$1.1	$0.7	46%
GAAP net income (1) ($B)	$0.1	$0.6	-88%
Non-GAAP diluted EPS (1)	$0.36	$0.24	50%
GAAP diluted EPS	$0.03	$0.19	-84%

“We executed well in the third quarter with double-digit revenue growth, solid margin improvements in key segments and strong cash flow,” said Mark Hurd, HP chief executive officer and president. “I’m encouraged by what we have achieved to date, and we are focused on driving further performance improvements.”

During the quarter, on a year-over-year basis, revenue in the Americas grew 8% to $9.0 billion, Europe, the Middle East and Africa grew 10% to $8.2 billion, and Asia Pacific grew 15% to $3.5 billion. On a consolidated basis, when adjusted for the effects of currency, third quarter revenue grew 7% year-over-year.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 8% year-over-year to $6.4 billion, with unit shipments up 14%. On a year-over-year basis, desktop revenue decreased 3% and notebook revenue grew 21%. Revenue for commercial clients, which includes workstations, grew 6% over the prior-year period, while revenue in consumer clients grew 8%. PSG reported an operating profit of $163 million, or 2.6% of revenue, up from a profit of $23 million in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) posted quarterly revenue of $5.9 billion, up 5% year-over-year. On a year-over-year basis, consumer hardware revenue increased 1%, with unit shipments up 8%. Commercial hardware revenue grew 5%, with unit shipments up 12%. Color laser unit shipments increased 31% year-over-year and multi-function printer (MFP) shipments increased 67%, reflecting continued momentum in key growth initiatives. Supplies revenue grew 6%. Operating profit was $771 million, or 13.0% of revenue, down from a profit of $836 million in the prior-year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported revenue of $4.0 billion, up 20% over the prior-year period. On a year-over-year basis, industry-standard server revenue increased 28%, business-critical systems (BCS) revenue grew 7% and networked storage revenue grew 15%. Within BCS, revenue in HP Integrity servers grew 113% year-over-year and HP-UX revenue grew 8%. ESS reported an operating profit of $150 million, or 3.8% of revenue, up from a loss of $211 million in the prior-year period.

HP Services
HP Services (HPS) revenue grew 10% year-over-year to $3.8 billion. On a year-over-year basis, Managed Services revenue grew 21%, Technology Services grew 7% and Consulting and Integration grew 12%. Operating profit was $256 million, or 6.7% of revenue, down from a profit of $314 million in the prior-year period.

Software
Software reported quarterly revenue of $249 million, an increase of 11% year-over-year, with revenue in HP OpenView and HP OpenCall increasing 13% and 5%, respectively. Software reported an operating loss of $40 million, compared with a loss of $48 million in the prior-year period.

Financial Services
HP Financial Services (HPFS) reported revenue of $489 million, essentially flat year-over-year. Finance volume, a leading indicator of future revenue, grew 4% over the prior-year period, and net portfolio assets grew 1 percent to $6.9 billion. Operating profit was $58 million, or 11.9% of revenue, up from a profit of $42 million in the prior-year period.

Asset management
Inventory ended the quarter at $6.6 billion, up $180 million sequentially and down $101 million year-over-year. Accounts receivable decreased $502 million sequentially and increased $299 million over the prior-year period to $8.8 billion. HP’s dividend payment of $0.08 per share in the third quarter resulted in cash usage of $231 million. In addition, HP utilized $860 million of cash during the third quarter to repurchase stock. HP exited the quarter with $14.6 billion in gross cash, which includes cash and cash equivalents of $14.4 billion and short- and certain long-term investments of $117 million.

Outlook
HP estimates Q4 FY05 revenue will be in the range of $22.4 billion to $22.8 billion, with non-GAAP earnings per share in the range of $0.44 to $0.47. This excludes after-tax costs of approximately $0.03 per share from amortization of purchased intangible assets, and approximately $900 million, or $0.22 per share in workforce reduction costs. It also excludes a one-time credit of approximately $200 million, or $0.05 per share, related to benefit plan changes.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/hpinfo/investor/.

HP’s Q3 FY05 earnings conference call is accessible via an audio webcast at www.hp.com/hpinfo/investor/financials/quarters/2005/q3webcast.html.

About HP
HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended July 31, 2005, HP revenue totaled $85.2 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

(1)     All non-GAAP numbers have been adjusted to exclude certain items. A reconciliation of specific adjustments to GAAP results for this quarter and the prior periods is included in the table below titled: “Non-GAAP Consolidated Condensed Statements of Earnings.” A description of HP’s use of non-GAAP information is provided under “Use of Non-GAAP Financial Information.”

Use of Non-GAAP Financial Information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains or losses it believes appropriate to enhance an overall understanding of HP’s past financial performance and also its prospects for the future. These adjustments to HP’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and HP’s marketplace performance. For example, the non-GAAP results are an indication of HP’s baseline performance before gains, losses or other charges that are considered by management to be outside of HP’s core business segment operational results. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, charges, cash repatriation and related tax adjustments or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of any restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; employee management issues; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2005 and other reports filed after HP’s Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2004. HP assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
Excluding adjustments itemized below
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31, 2005	April 30, 2005	July 31, 2004(a)
Net revenue	$20,759	$21,570	$18,889

Costs and expenses:
Cost of sales	15,942	16,429	14,545
Research and development	863	890	877
Selling, general and administrative	2,761	2,933	2,621

Total costs and expenses	19,566	20,252	18,043

Non-GAAP earnings from operations	1,193	1,318	846

Interest and other, net	119	(87)	20
Dispute settlement	7	--	--

Non-GAAP earnings before taxes	1,319	1,231	866

Provision for taxes	258	158	138

Non-GAAP net earnings	$1,061	$1,073	$728

Non-GAAP net earnings per share:
Basic	$0.37	$0.37	$0.24
Diluted	$0.36	$0.37	$0.24

Weighted-average shares used to compute non-GAAP net earnings per share:
Basic	2,873	2,886	3,037
Diluted	2,915	2,917	3,065

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net earnings	$73	$966	$586

Amortization of purchased intangible assets	168	151	146
Restructuring charges	112	4	9
Acquisition-related charges	--	--	6
In-process research and development charge	--	--	28

Total non-GAAP adjustments to earnings from operations	280	155	189

Losses (gains) on investments	6	(3)	(1)
Income tax effect of reconciling items	(86)	(45)	(46)
Non-recurring American Jobs Creation Act income tax expense	788	--	--

Non-GAAP net earnings	$1,061	$1,073	$728

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
Excluding adjustments itemized below
(Unaudited)
(In millions except per share amounts)

	Nine months ended July 31,
	2005	2004(a)
Net revenue	$63,783	$58,516

Costs and expenses:
Cost of sales	48,908	44,418
Research and development	2,631	2,690
Selling, general and administrative	8,398	7,864

Total costs and expenses	59,937	54,972

Non-GAAP earnings from operations	3,846	3,544

Interest and other, net	57	33
Dispute settlement	(109)	(70)

Non-GAAP earnings before taxes	3,794	3,507

Provision for taxes	582	667

Non-GAAP net earnings	$3,212	$2,840

Non-GAAP net earnings per share:
Basic	$1.11	$0.93
Diluted	$1.10	$0.92

Weighted-average shares used to compute non-GAAP net earnings per share:
Basic	2,889	3,043
Diluted	2,919	3,077

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net earnings	1,982	2,406

Amortization of purchased intangible assets	486	438
Restructuring charges	119	101
Acquisition-related charges	--	30
In-process research and development charge	--	37

Total non-GAAP adjustments to earnings from operations	605	606

Losses (gains) on investments	27	(5)
Income tax effect of reconciling items	(190)	(167)
Non-recurring American Jobs Creation Act income tax expense	788	--

Non-GAAP net earnings	$3,212	$2,840

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended July 31, 2005	Nine Months Ended July 31, 2005

Cash flows from operating activities:
Net earnings	$73	$1,982
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	588	1,799
Provision for bad debt and inventory	89	312
Losses on investments	6	27
Restructuring charges	112	119
Deferred taxes on earnings	(301)	(124)
Other, net	(74)	(134)

Changes in assets and liabilities:
Accounts and financing receivables	635	1,795
Inventory	(314)	52
Accounts payable	487	(307)
Taxes on earnings	1,237	878
Restructuring	(34)	(118)
Other assets and liabilities	(294)	(139)

Net cash provided by operating activities	2,210	6,142

Cash flows from investing activities:
Investment in property, plant and equipment, net	(332)	(1,473)
Proceeds from sale of property, plant and equipment	124	466
Purchases of available-for-sale securities & other investments	(21)	(1,724)
Maturities and sales of available-for-sale securities & other investments	43	1,947
Net cash paid for business acquisitions, net of acquisition costs	(7)	(339)

Net cash used in investing activities	(193)	(1,123)

Cash flows from financing activities:
Increase in notes payable and short-term borrowings, net	202	279
Issuance of long-term debt	15	18
Payment of long-term debt	(1,506)	(1,520)
Issuance of common stock under employee plans	446	798
Repurchase of common stock	(860)	(2,115)
Dividends	(231)	(697)

Net cash used in financing activities	(1,934)	(3,237)

Increase in cash and cash equivalents	83	1,782
Cash and cash equivalents at beginning of period	14,362	12,663

Cash and cash equivalents at end of period	$14,445	$14,445

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	July 31, 2005	April 30, 2005	July 31, 2004(a)
Net revenue:

Business Critical Systems	$885	$991	$828
Industry Standard Servers	2,316	2,368	1,815
Storage	798	825	693
Other	--	--	(3)

Enterprise Storage and Servers	3,999	4,184	3,333

Technology Services	2,394	2,464	2,245
Managed Services	753	771	620
Consulting & Integration	690	749	615
Other	--	--	3

HP Services	3,837	3,984	3,483

OpenView	164	183	145
OpenCall & Other	85	94	80

Software	249	277	225

Technology Solutions Group	8,085	8,445	7,041

Commercial Hardware	1,624	1,723	1,546
Consumer Hardware	842	1,019	834
Supplies	3,389	3,590	3,192
Other	58	58	76

Imaging and Printing Group	5,913	6,390	5,648

Desktops	3,335	3,520	3,428
Notebooks	2,418	2,212	2,003
Workstations	317	327	248
Handhelds	171	189	169
Other	145	121	56

Personal Systems Group	6,386	6,369	5,904

Financing	489	544	488
Corporate Investments	143	123	113

Total segments	21,016	21,871	19,194

Eliminations of intersegment net revenue and other	(257)	(301)	(305)

Total HP Consolidated	$20,759	$21,570	$18,889

(a)	HP has reflected certain fiscal 2005 organizational realignments on a backward-looking basis to provide improved visibility and comparability. In any given quarter, no segment’s operating profit changed more than $8 million as a result of these realignments, with typical movements ranging from $3 million to $5 million.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Nine months ended July 31,
	2005	2004(a)
Net revenue:

Business Critical Systems	$2,775	$2,715
Industry Standard Servers	7,012	5,881
Storage	2,443	2,402
Other	--	(4)

Enterprise Storage and Servers	12,230	10,994

Technology Services	7,247	6,554
Managed Services	2,278	1,753
Consulting & Integration	2,111	1,856
Other	--	4

HP Services	11,636	10,167

OpenView	501	413
OpenCall & Other	265	240

Software	766	653

Technology Solutions Group	24,632	21,814

Commercial Hardware	4,958	4,684
Consumer Hardware	2,975	3,096
Supplies	10,251	9,669
Other	186	207

Imaging and Printing Group	18,370	17,656

Desktops	10,657	10,412
Notebooks	6,968	6,156
Workstations	929	745
Handhelds	650	613
Other	424	156

Personal Systems Group	19,628	18,082

Financing	1,588	1,398
Corporate Investments	381	330

Total segments	64,599	59,280

Eliminations of intersegment net revenue and other	(816)	(764)

Total HP Consolidated	$63,783	$58,516

(a)	HP has reflected certain fiscal 2005 organizational realignments on a backward-looking basis to provide improved visibility and comparability. In any given quarter, no segment's operating profit changed more than $8 million as a result of these realignments, with typical movements ranging from $3 million to $5 million.